UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2010
ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road,Wixom, Michigan	48393

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
(a) Lease Renewal Agreement
On August 27, 2010, Rockwell Medical Technologies, Inc. (the “Company”) entered into a Lease Renewal Agreement (the “Lease Renewal”) with International Wixom, LLC (the “Landlord”), which renews the Lease Agreement dated October 23, 2000 (the “Lease”) for the Company’s Wixom, Michigan facility.
The Lease Renewal extends the term of the Lease through August 31, 2012, and lowers the monthly rent to $18,012.21. During the term of the Lease, in addition to this monthly rent, the Company will also be required to pay certain expenses related to the leased premises. With respect to these expenses, the Company will be required to pay an additional escrow amount of $9,900 per month through December 31, 2010; and after such period, such escrow amount could be changed based upon actual expenses.
The foregoing does not purport to be a complete description of the Lease Renewal and is qualified in its entirety by reference to the full text of the Lease Renewal, a copy of which is attached hereto as Exhibit 10.37 and is incorporated herein by reference.
(b) Advisory Agreement
On September 1, 2010, the Company entered into an advisory agreement with Capitol Securities Management, Inc. pursuant to which it issued warrants to acquire 5,000 shares of the Company’s common stock in a private placement exempt from registration under Section 4(2) of the Securities Act. The warrants were issued as compensation for the investor relations consulting services to be rendered under the agreement, including exposing the Company to the equity investment community for a period expiring September 1, 2011. Capitol is a financially sophisticated accredited investor who had access to information relating to the investment, the warrants were sold in a manner not involving general solicitation or advertising and the warrants and underlying shares are subject to customary restrictions on transfer. The warrants were immediately earned and will become exercisable on September 1, 2011. The warrants will expire on the earlier of (i) May 28, 2013, or (ii) the termination of the agreement prior to September 1, 2011 (A) by us due to a material breach of the agreement by Capitol or (B) by Capitol. The warrants have an exercise price of $8.00 per share. Warrants may be exercised in whole or in part at any time until their expiration by the submission of an exercise notice accompanied by payment of the exercise price in cash or certified check or by cashless exercise. The shares issuable upon exercise will bear a legend restricting transfer.
The foregoing does not purport to be a complete description of the new advisory agreement and the related warrant and is qualified in its entirety by reference to the full texts of the advisory agreement and warrant, copies of which are attached hereto as Exhibit 10.38 and Exhibit 4.10 and are each incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth in Item 1.01(a) above, which is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
As discussed above, on September 1, 2010, the Company issued warrants to acquire 5,000 shares of the Company’s common stock in a private placement exempt from registration under Section 4(2) of the Securities Act. The information required by this Item 3.02 is set forth in Item 1.01(b) above, which is incorporated herein by reference.
In addition, on September 1, 2010, the Company agreed with six holders of warrants to purchase a total of 100,000 shares of its common stock to modify the terms of such warrants by extending the expiration date by a year to May 28, 2013 and reducing the exercise price from $9.00 per share to $8.00 per share. The warrants were originally issued to Capitol Securities Management, Inc. in May 2008 as compensation under an investor relations consulting services agreement, became exercisable in May 2009 and were subsequently transferred. The deemed exchange of the warrants for warrants with the modified terms for no additional consideration, to the extent it constitutes an issuance of securities, was exempt under Section 3(a)(9) of the Securities Act.
The foregoing does not purport to be a complete description of the amended and restated warrants and is qualified in its entirety by reference to the full text of the form of amended and restated warrant, a copy of which is attached hereto as Exhibit 4.11 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is furnished herewith:

Exhibit number	Exhibit Description
4.10	Warrant issued to Capitol Securities Management, Inc. as of September 1, 2010
4.11	Form of Amended and Restated Warrant issued to Messrs. Rick, Pizzirusso, Ries, Meyers, Pace and Bailey as of September 1, 2010
10.37	Lease Renewal Agreement dated August 27, 2010, by and between Rockwell Medical Technologies, Inc. and International-Wixom, LLC
10.38	Advisory Agreement dated September 1, 2010 between the Company and Capitol Securities Management, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: September 2, 2010	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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